Minutes of a Meeting of the Shareholders of
                            L.O.M. Laboratories Inc.
              held at Westbank, in the Province of British Columbia
                        on the 13th day of January, 1998

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Present:

     John Klippenstein                            Maria Klippenstein

All the  Shareholders  of the  Company  being  present,  and notice  calling the
Meeting   having  been  waived,   the  Meeting  was  declared  to  be  regularly
constituted.

UPON  MOTION  DULY MADE AND  SECONDED,  IT WAS  UNANIMOUSLY  RESOLVED  that John
Klippenstein act as Chairman of the Meeting and that Maria Klippenstein act as Secretary of the Meeting.

The Chairman advised the meeting that L.O.M. Medical International Inc. wished to purchase FOUR THOUSAND EIGHT HUNDRED (4800) shares in the Company for the consideration of $0.01 per share.

UPON MOTION DULY MADE AND SECONDED, IT WAS UNANIMOUSLY RESOLVED that the following share allotment accepted in a Meeting of the Board of Directors of the Company, dated the 13th day of January, 1998 be approved:

     "Share Certificate No. FIVE (5) issued to L.O.M. Medical International Inc. for FOUR THOUSAND EIGHT HUNDRED (4800) Class "A" Common Shares WPV."

UPON MOTION DULY MADE AND SECONDED, IT WAS UNANIMOUSLY RESOLVED that the Solicitor for the Company be directed to prepare and file the necessary Minutes of this Meeting together with such other forms as might be reasonably required.

THE FOLLOWING MEMORANDUM was then read in order to be inserted in the Minutes:

     "We, being all the Shareholders of the Company, do hereby consent to this Meeting being held at the above time and place and do hereby waive notice of this Meeting and consent to the transaction of such business as may have come before it, as testified by our signatures hereto."

THERE BEING NO FURTHER BUSINESS, the Meeting then adjourned.


/s/ JOHN KLIPPENSTEIN                        /s/ MARIA KLIPPENSTEIN
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John Klippenstein                            Maria Klippenstein


File No.:D304\7314



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